Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To C. R. Bard, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 23, 2001, included in this Form 10K, into C. R. Bard, Inc.'s previously filed registration statements (i) on Form S-8 for the Employees' Retirement Savings Plan of C. R. Bard, Inc., Registration No. 333-30217, (ii) on Form S-3 Registration No. 333-05997, (iii) on Form S-8 for the 1990 Employee Stock Option Plan, as amended, Registration No. 333-35544, (iv) on Form S-8 for the C. R. Bard, Inc. 1988 Directors Stock Award Plan, as amended, Registration No.'s 333-64874 and 333-51793, (v) on Form S-8 for the 1993 Long-term Incentive Plan of C. R. Bard, Inc., as amended, Registration No.'s 33-64874, 333-07189, 333-51793 and 333-78089, (vi) on Form S-8 for the 1998 Employee Stock Purchase Plan of C. R. Bard, Inc., Registration No. 333-51793, (vii) on Form S-8 for the C. R. Bard, Inc. Management Stock Purchase Plan, Registration No. 333-69857 and, (viii) on Form S-8 for the Med Chem Products, Inc. 1994 Stock Option Plan, Med Chem Products, Inc. 1993 Stock Option Plan, MedChem Products, Inc., 1993 Spin-off Stock Option Plan, MedChem Products, Inc. 1993 Director Stock Option Plan, MedChem Products, Inc. amended and restated Stock Option Plan, all formerly maintained by MedChem Products, Inc., Registration No. 33-63147.

Roseland, New Jersey

March 12, 2001

IV-12